Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Dutch Shell plc of our report dated June 21, 2013 relating to the financial statements of the Shell Provident Fund, which appears in the Form 11-K (Registration No. 001-32575) for such fund for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
December 13, 2013